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                                                                      EXHIBIT 21

                                  SUBSIDIARIES

         The Company was incorporated in Texas in 1973. The following is a listing of significant subsidiaries of the Company as of February 15, 1999:

                                                                                                  % Voting
                                                                                                 Securities
                                                                    Jurisdiction of             or Beneficial
                                                                     Incorporation             Interest Owned
          Name of Subsidiary                                        Or Organization            by the Company
-----------------------------------------------------------------------------------------------------------------
Alaska Pipeline Company                                                  Alaska                     100%
Global Natural Resources Corporation of Nevada                           Nevada                     100%
Global Natural Resources Inc.                                          New Jersey                   100%
Seagull (Cote d'Ivoire) CI-104 Ltd.                                  Cayman Islands                 100%
Seagull (Cote d'Ivoire) CI-12 Ltd.                                   Cayman Islands                 100%
Seagull (Cote d'Ivoire) Ltd.                                         Cayman Islands                 100%
Seagull (Egypt) Darag, Ltd.                                          Cayman Islands                 100%
Seagull (Egypt) East Beni Suef, Ltd.                                 Cayman Islands                 100%
Seagull (Egypt) Ltd.                                                 Cayman Islands                 100%
Seagull East Zeit Petroleum Ltd.                                     Cayman Islands                 100%
Seagull Energy E&P Inc.                                                 Delaware                    100%
Seagull Energy International Inc.                                       Delaware                    100%
Seagull Field Services Company                                           Texas                      100%
Seagull International Holdings Ltd.                                  Cayman Islands                 100%
Seagull Marketing Services, Inc.                                         Texas                      100%
Seagull Pipeline & Marketing Company                                    Delaware                    100%
Seagull Pipeline Company                                                Delaware                    100%
Seagull Power Services Inc.                                             Delaware                    100%
Seagull Products Pipeline Corporation                                    Texas                      100%
Seagull South Hurghada Petroleum Ltd.                                Cayman Islands                 100%
Seagull WAG Petroleum Ltd.                                           Cayman Islands                 100%
Texneft Inc.                                                             Texas                      100%